Exhibit 99.1

Press Release

Spirit Realty Capital, Inc.

Announces Second Quarter of 2020

Financial and Operating Results

- Collected 75% of Second Quarter 2020 Base Rent and 85% of July 2020 Base Rent -

- Entered Forward Contract to Issue 9.2 Million Shares at $37.35 per Share -

- Raised $400 Million Under Unsecured Term Loan Facility -

- Generated Net Loss of $(0.03) per Share, FFO of $0.68 per Share and AFFO of $0.71 per Share -

Dallas, TX— July 31, 2020 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the second quarter ended June 30, 2020.

SECOND QUARTER 2020 HIGHLIGHTS

•

Entered into an underwritten public offering of 9.2 million shares of common stock, all of which were borrowed and sold by forward purchasers at a public offering price of $37.35 per share. As of June 30, 2020, none of the forward contracts had been settled by Spirit.

•	Collected 75.0% of second quarter 2020 Base Rent of $117.4 million and 84.8% of July 2020 Base Rent of $39.3 million as of July 27, 2020.
•	Raised $400 million under a new unsecured term loan facility maturing on April 2, 2022, which bears interest at LIBOR plus 150 basis points.
•	Generated net loss of $0.03 vs net income of $0.49 per diluted share, FFO of $0.68 vs $0.66 per share and AFFO of $0.71 vs $0.86 per share, compared to the same quarter in 2019.
•	Invested $13.0 million for the acquisition of two properties with an initial weighted average cash yield of 7.51% and an economic yield of 8.35%.
•	Generated $3.0 million in gross proceeds from the disposition of three vacant properties.
•	Adjusted Debt to Annualized Adjusted EBITDAre of 5.7x or 4.9x assuming the settlement of the 9.2 million open forward equity contracts.
•

Had Corporate Liquidity of $1.2 billion as of July 28, 2020, comprised of availability under the 2019 Credit Facility, cash and cash equivalents and available proceeds from unsettled forward equity contracts.

CEO COMMENTS

“The second quarter presented an extraordinary challenge for our team, and I am proud of how they performed. We have worked through the vast majority of all outstanding rent deferral requests and are actively engaged in resolving the few remaining requests, providing a path to return to more normal rent collections. Our balance sheet has been strengthened through strategic debt and equity raises, providing liquidity to be opportunistic and on the offensive. Most notably, we took the lead in providing timely and granular disclosure about our rent collections and portfolio health to provide investors the insight they needed during a turbulent time. As I have said before, the Spirit team has been battle tested and I believe we proved that once again,” stated Jackson Hsieh, President and Chief Executive Officer.

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DIVIDEND

The Board of Directors declared a quarterly cash dividend of $0.625 per share of common stock, representing an annualized rate of $2.50 per share. The Board of Directors also declared a quarterly cash dividend of $0.375 per preferred share. The quarterly common dividend was paid on July 15, 2020 to stockholders of record as of June 30, 2020 and the preferred dividend was paid on June 30, 2020 to stockholders of record as of June 15, 2020.

EARNINGS WEBCAST AND CONFERENCE CALL TIME

The Company's second quarter 2020 earnings conference call is scheduled for Friday, July 31, 2020 at 9:30am Eastern Time. Interested parties can listen to the call via the following:

Internet:	Go to www.spiritrealty.com and select the investor relations page at least 15 minutes prior to the start time of the call in order to register, download and install any necessary audio software.

Phone:	No access code required.

(877) 407-9208 (Domestic) / (201) 493-6784 (International)

Replay:	Available through August 14, 2020 with access code 13705993.

(844) 512-2921 (Domestic) / (412) 317-6671 (International)

SUPPLEMENTAL PACKAGES

A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of June 30, 2020, our diversified portfolio was comprised of 1,771 owned properties and 43 properties securing mortgage loans. Our owned properties, with an aggregate gross leasable area of 36.2 million square feet, are leased to 294 tenants across 48 states and 28 retail industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

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FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; Spirit's ability to manage and liquidate the remaining SMTA Liquidating Trust assets; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations page of our website.

(SRC:ER)

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

FFO and AFFO

(Unaudited)	Three Months Ended June 30,
	2020	2019
Net (loss) income attributable to common stockholders	$(3,001)	$43,149
Portfolio depreciation and amortization	53,014	41,200
Portfolio impairments	21,049	3,607
Gain on disposition of assets	(658)	(29,776)
FFO attributable to common stockholders	$70,404	$58,180
Loss on debt extinguishment	—	14,676
Deal pursuit costs	14	173
Non-cash interest expense	3,400	3,694
Straight-line rent, net of related bad debt expense	(4,392)	(4,485)
Other amortization and non-cash charges	133	(270)
Non-cash compensation expense	3,308	3,883
Costs related to COVID-19(1)	738	—
AFFO attributable to common stockholders(2)	$73,605	$75,851

Dividends declared to common stockholders	$64,402	$56,318
Dividends declared as a percent of AFFO	87%	74%

Net (loss) income per share of common stock – Basic	$(0.03)	$0.49
Net (loss) income per share of common stock – Diluted	$(0.03)	$0.49
FFO per share of common stock – Diluted(3)	$0.68	$0.66
AFFO per share of common stock – Diluted(3)	$0.71	$0.86

Weighted average shares of common stock outstanding – Basic	102,678,967	87,001,987
Weighted average shares of common stock outstanding – Diluted	102,678,967	87,890,699
Weighted average shares of common stock outstanding for non-GAAP measures – Diluted(3)	102,762,592	87,890,699
(1)	Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
(2)

AFFO for the three months ended June 30, 2020 includes $22.3 million of deferred rental income recognized in conjunction with the FASB’s relief for deferral agreements extended as a result of the COVID-19 pandemic.

(3)

Weighted average shares of common stock for non-GAAP measures includes unvested market-based awards for the three months ended June 30, 2020, which are dilutive for the non-GAAP calculations. Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended June 30,
	2020	2019
FFO	$0.2 million	$0.2 million
AFFO	$0.2 million	$0.3 million

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

Adjusted Debt, EBITDAre and Adjusted EBITDAre

Adjusted Debt	June 30, 2020
2019 Credit Facility	$—
Term loans, net	397,824
Senior Unsecured Notes, net	1,484,884
Mortgages and notes payable, net	214,338
Convertible Notes, net	339,462
Total debt, net	2,436,508
Unamortized debt discount, net	6,804
Unamortized deferred financing costs	18,004
Cash and cash equivalents	(97,190)
Restricted cash balances held for the benefit of lenders	(12,195)
Adjusted Debt	2,351,931
Preferred Stock at liquidation value	172,500
Adjusted Debt + Preferred Stock	$2,524,431

Annualized Adjusted EBITDAre	Quarter Ended June 30, 2020
Net loss	$(413)
Interest	26,095
Depreciation and amortization	53,160
Income tax expense	68
Gain on disposition of assets	(658)
Portfolio impairments	21,049
EBITDAre	99,301
Adjustments to revenue producing acquisitions and dispositions	85
Deal pursuit costs	14
Costs related to COVID-19(1)	738
Adjusted EBITDAre	100,138
Adjustments related to straight-line rent(2)	1,112
Other adjustments for Annualized EBITDAre(3)	1,493
Annualized Adjusted EBITDAre	$410,972

Adjusted Debt / Annualized Adjusted EBITDAre(4)	5.7	x
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre	6.1	x

(1)	Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
(2)

Adjustment relates to $4.0 million of bad debt expense on straight-line rent receivable balances, where only $1.3 million of the expense relates to straight-line rent that would have been recognized during the three months ended June 30, 2020. As such, annualization of the $2.7 million of bad debt expense related to straight-line rental revenue recognized in previous periods would not be appropriate. The $2.7 million adjustment was partially offset by $1.6 million of straight-line rental revenue recognized during the three months ended June 30, 2020 for certain leases accounted for as lease modifications.

(3)	Adjustments are comprised of certain property costs and general and administrative expenses where annualization would not be appropriate.
(4)

Adjusted Debt / Annualized Adjusted EBITDAre would be 4.9x if all 9.2 million shares under open forward sales agreements had been settled on June 30, 2020 at the forward sale price of $35.219 per share.

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